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                                                                    Exhibit 10.5


                           EMPLOYEE LEASING AGREEMENT

         This Employee Leasing Agreement (the "Agreement"), is made effective as of November 22, 2002, by and between United States Filter Corporation, a Delaware corporation ("USFILTER"), U.S. Filter Distribution Group, Inc., a Georgia corporation ("DISTRIBUTION"), and Blue Acquisition Corp., a Delaware corporation ("BUYER").

                                    RECITALS

         A. USFilter, Distribution and Buyer are parties to an Asset Purchase Agreement dated as of September 12, 2002 (the "ASSET PURCHASE AGREEMENT"), pursuant to which Distribution has sold and transferred to Buyer substantially all of Distribution's assets and liabilities; and

         B. In connection with the transactions contemplated by the Asset Purchase Agreement, Distribution has agreed to continue to employ the individuals employed by Distribution as of the Closing ("DISTRIBUTION EMPLOYEES") for a specified period following the Closing and to lease the Distribution Employees to Buyer for such period; and Distribution and USFilter have agreed to continue to provide benefits to the Distribution Employees for such period, all in accordance with and subject to the limitations contained in this Agreement.

                                    AGREEMENT

         SECTION 1. DEFINITIONS. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

         SECTION 2. LEASING OF DISTRIBUTION EMPLOYEES. During the period beginning on the Closing Date and ending on the date on which this Agreement terminates pursuant to Section 18 (the "TRANSITION PERIOD"), Distribution shall, subject to Section 5, continue to employ the Distribution Employees and shall make available the Distribution Employees to the Buyer for the purpose of providing for the benefit of the Buyer, on the terms set forth herein, such services as the Buyer may reasonably require from time to time to operate the Business. All Distribution Employees shall for all purposes be employees of Distribution prior to the last day of the Transition Period. Notwithstanding the foregoing, Distribution shall have no obligation to ensure the continued employment of any Distribution Employee following the Closing Date, and Distribution shall be obligated to make available to Buyer during the Transition Period only the services of those Distribution Employees who remain employed by Distribution during the Transition Period. Distribution shall have no obligation to replace any Distribution Employee whose employment terminates during the Transition Period.

         SECTION 3. PAYROLL.

         (a) The amount of Payroll to be paid by Distribution in respect of a Distribution Employee shall be determined using the same rates and employment terms as were in effect with respect to such Distribution Employee immediately prior to the Closing Date or as subsequently
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modified by Distribution in accordance with existing payroll administration procedures or applicable law.

          (b) For purposes hereof, the term "PAYROLL" shall include the gross compensation due to each Distribution Employee for any given payroll period including (i) wages and salaries (including wages and salaries paid during any period of leave such as short-term disability, vacation, holiday, military leave or other paid leave of absence), (ii) bonuses, overtime, commission and expense reimbursements (iii) employee paid social security taxes, employee paid unemployment taxes, state, local and federal income taxes required to be withheld and any other payroll-related taxes required to be withheld from the gross compensation otherwise due to the Distribution Employees, (iv) amounts withheld pursuant to the USF Employee Benefit Plans, and (v) all employer payroll taxes due in respect of the gross compensation payable to the Distribution Employee.

         (c) Notwithstanding any other provision of this Agreement, Buyer shall, with respect to all Distribution Employees who become employed by the Buyer on the day after the last day of the Transition Period, on behalf of Distribution and USFilter, (i) process and pay the Payroll with respect to the portion of the Transition Period occurring after December 20, 2002, if any (including the withholding and payment of applicable taxes), and (ii) prepare, deliver and file all Forms W-2 with respect to such Distribution Employees for such period. Buyer, USFilter and Distribution shall provide such information as may be reasonably requested by any of them for the purpose of determining the amount of Payroll for such period and for the purpose of maintaining adequate and accurate Payroll records.

          SECTION 4. USF EMPLOYEE BENEFIT PLANS. USFilter and/or Distribution, as applicable, shall continue to provide coverage to Distribution Employees during the Transition Period under the USF Employee Benefit Plans, subject to the terms thereof; provided, however, that nothing contained in this Section 4 or elsewhere in this Agreement shall be construed to prevent, prior to the expiration of the Transition Period, any change in any USF Employee Benefit Plan. Notwithstanding the foregoing, to the extent that any USF Employee Benefit Plan that benefits or covers Distribution Employees as well as employees of USFilter or USFilter's other Affiliates. no amendment or termination of any such USF Employee Benefit Plan shall be made unless such amendment or termination applies to all similarly-situated employees of USFilter or its Affiliates participating in such USF Employee Benefit Plans.

         SECTION 5. CONTROL OF DISTRIBUTION EMPLOYEES. Buyer shall direct and supervise the daily activities of the Distribution Employees on behalf of Distribution. However, Distribution Employees shall be subject to the exclusive control of Distribution and, subject to Section 9, Distribution shall be responsible for all personnel matters regarding the Distribution Employees. Such matters include, but are not limited to, promotions, transfers, compensation, performance evaluations and all disciplinary actions up to and including termination of employment. Distribution shall have the final decision to terminate the employment of any Distribution Employee. Notwithstanding the foregoing, Distribution shall not take any of the foregoing actions relating to Distribution Employees without the prior written consent of Buyer or the Designated Representative.

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         SECTION 6. SERVICE COSTS AND FEES.

         (a) Prefunding of Payroll and Matching Contributions. At least two (2) Business Days prior to the date on which USFilter is scheduled to pay the Payroll in respect of the Distribution Employees (each such date a "PAYMENT DATE"), USFilter will provide written notice to Buyer of (i) the aggregate amount of Payroll (the "AGGREGATE PAYROLL") to be paid in respect of the Distribution Employees on the Payment Date and (ii) the aggregate amount of matching contributions ("MATCHING CONTRIBUTIONS") to be contributed to the United States Filter Corporation Retirement Savings Plan (the "RETIREMENT SAVINGS PLAN") with respect to elective deferral contributions to the Retirement Savings Plan by Distribution Employees included in such Payroll (the "AGGREGATE MATCHING CONTRIBUTIONS"). On the Business Day prior to the Payment Date, Buyer shall deposit or cause to be deposited the amount of the Aggregate Payroll and Aggregate Matching Contributions into one or more accounts designated in writing by USFilter. USFilter shall have no obligation hereunder to make any Payroll payments to any Distribution Employee, to make any Matching Contributions to the Retirement Savings Plan or to make any remittances otherwise required hereunder in the event that it has not previously received funds in the amount of the Aggregate Payroll and the Aggregate Matching Contributions on the Business Day prior to the Payment Date.

         (b) Monthly Invoicing of Distribution Welfare Benefit Costs and Administrative Fee. USFilter shall, on a monthly basis, send Buyer an invoice for (i) the Distribution Welfare Benefit Costs (as defined below) incurred by USFilter during the preceding month and (ii) an Administrative Fee (as defined below). No later than the tenth (lOth) Business Day following the delivery of an invoice pursuant to this Section 6(c), Buyer shall deposit or cause to be deposited the amount of such invoice into one or more accounts designated in writing by USFilter. No delay by USFilter in presentation of an invoice shall affect Buyer's obligation to pay the full amount of such invoice on the terms set forth herein, provided that Buyer shall have ten (10) Business Days following the delivery of any invoice to make any payment thereunder. Notwithstanding the foregoing, at the request and subject to the approval of USFilter, Buyer shall establish funding accounts to enable Buyer to make direct payments for Distribution Welfare Benefit Costs to any USF Employee Benefit Plan provider.

                  (i) For purposes of this Section 6(b), the term "DISTRIBUTION WELFARE BENEFIT COSTS" shall mean the sum of the following expenses incurred on behalf of Distribution by USFilter: (A) dollar-for-dollar insurance premiums paid or payable by USFilter to the stop-loss insurer of the benefits provided under USFilter's group medical plan, (B) dollar-for-dollar administrative fees paid or payable by USFilter to the administrator of the USFilter Group Health Insurance Plans (including medical, dental, vision and employee assistance plans) ("USFilter Medical Plans"), (C) actual claims paid by USFilter pursuant to the USFilter Medical Plans, (D) $12 per month per Distribution Employee covered under USFilter's Group Term Life Insurance and Accidental Death and Dismemberment, Business Travel Accident, and Group Long-Term Disability plans, and (E) dollar for dollar, all other direct costs, fees and expenses incurred by USFilter on behalf of Distribution pursuant to the USF Employee Benefit Plans. For purposes of this Agreement, it is expressly intended that the term "Distribution
         Welfare Benefit Costs" include the cost, fees and expenses of providing continuation coverage under the USFilter

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         Medical Plans as required by COBRA with respect to any Distribution
         Employee whose qualifying event occurs on or after the Closing Date (and such Distribution Employee's qualified beneficiaries) and with respect to any qualified beneficiaries of such Distribution Employee whose qualifying event occurs on or after the Closing Date, regardless of whether such cost is incurred prior to, on or after the last day of the Transition Period.

                  (ii) For purposes of this Section 6(b), the term "ADMINISTRATIVE FEE" shall mean, with respect to any monthly invoice, an amount equal to $4.25 per Payroll check issued with respect to each Distribution Employee for the prior month.

         (c) Late Payments. Any amount due USFilter under this Section 6, but which is not timely paid by Buyer, shall be increased by an amount equal to interest at the Reference Rate plus 300 basis point accruing from the date on which such payment is due to the date on which USFilter receives such payment, inclusive of the date of payment.

          SECTION 7. INFORMATION AND DOCUMENTATION. Buyer shall provide to USFilter such information and data at such time and in such form as USFilter may reasonably request from time to time for the purpose of providing the services described in this Agreement, including, without limitation, the timely payment of all wages and salaries and the timely provision and administration of the USF Employee Benefit Plans with respect to Distribution Employees.

          SECTION 8. FORCE MAJEURE. Neither Distribution nor USFilter shall be liable for any interruption, delay or failure to perform under this Agreement when such interruption, delay or failure results from causes beyond its reasonable control or as the result of strikes, lockouts or other labor difficulties; acts of any government, riot, terrorism, insurrection or other hostilities; embargo, fuel or energy shortage, fire, flood, acts of God, wrecks or transportation delays; or inability to obtain necessary labor, materials or utilities from the usual sources. In such event, the obligations of Distribution and USFilter hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. Distribution or USFilter, as applicable, shall promptly notify Buyer, either orally or in writing, upon learning of the occurrence of any such event of force majeure. Upon cessation of the force majeure event, Distribution and USFilter shall use their best reasonable efforts to resume their performance with the least possible delay. If any force majeure event affects only a part of the ability of Distribution and/or USFilter to provide services at that time, USFilter or Distribution, as applicable, shall provide services to Buyer in an equitable manner.

          SECTION 9. INDEMNIFICATION. Notwithstanding any other provision of this Agreement to the contrary, Buyer shall indemnify, save and hold harmless USFilter and Distribution and their officers, directors, employees, agents and affiliates ("INDEMNITEES") from and against all demands, claims, allegations, assertions, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, the "INDEMNIFIABLE DAMAGES"), arising from or relating to the performance of services and the administration of benefits pursuant to this Agreement; provided, however, that Buyer shall not be obligated to indemnify an Indemnitee for any Indemnifiable
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Damages to the extent that such Idemnifiable Damages arise or result directly from the gross negligence or intentional misconduct of any of the Indemnitees.

         SECTION 10. LIMITATION OF USFILTER'S AND DISTRIBUTION'S LIABILITY. BUYER ACKNOWLEDGES THAT USFILTER AND DISTRIBUTION ARE ENTERING INTO THIS AGREEMENT SOLELY AS AN ACCOMMODATION TO BUYER AND THAT USFILTER AND DISTRIBUTION AND THEIR AFFILIATES ARE NOT IN THE BUSINESS OF SUPPLYING EMPLOYEES TO PROVIDE SERVICES. BUYER AGREES THAT USFILTER AND DISTRIBUTION AND THEIR AFFILIATES SHALL HAVE NO RESPONSIBILITY FOR AND HAVE MADE, AND MAKE, NO REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, DIRECTLY OR INDIRECTLY, EXPRESS OR IMPLIED, REGARDING THE QUALITY, ADEQUACY, SUFFICIENCY OR COMPLETENESS OF THE SERVICES PROVIDED BY ANY DISTRIBUTION EMPLOYEE, THE QUALIFICATIONS OF ANY DISTRIBUTION EMPLOYEE OR ANY OTHER MATTER. BUYER ALSO AGREES THAT USFILTER AND DISTRIBUTION SHALL HAVE NO LIABILITY OR OBLIGATION TO BUYER OR ANY OTHER PERSON RELATING TO OR ARISING OUT OF (i) ACTIONS, INACTIONS, ERRORS OR OMISSIONS OF ANY DISTRIBUTION EMPLOYEE, (ii) ANY WORK-RELATED INJURY SUSTAINED BY ANY DISTRIBUTION EMPLOYEE BY REASON OF THE PROVISION OF SERVICES TO BUYER BY DISTRIBUTION EMPLOYEES, OR (iii) ANY OTHER EVENT, CONDITION, OR MATTER RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, OTHER THAN LIABILITIES OR OBLIGATIONS THAT RESULT DIRECTLY FROM USFILTER'S OR DISTRIBUTION'S GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT. IN NO EVENT SHALL USFILTER OR DISTRIBUTION BE LIABLE BY REASON OF THIS AGREEMENT TO BUYER OR ANY OTHER PERSON OR ENTITY FOR INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY KIND OR NATURE, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR DAMAGE TO OR LOSS OF USE OF ANY PROPERTY, ANY INTERRUPTION OR LOSS OF SERVICE OR ANY LOSS OF BUSINESS.

         SECTION 11. NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) the second Business Day after the date of mailing, if delivered by registered or certified mail, postage prepaid; (ii) upon delivery, if sent by hand delivery; (iii) upon delivery, if sent by prepaid courier, with a record of receipt; or (iv) the next day after the date of dispatch, if sent by facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested or by prepaid courier), to the parties to this Agreement at the following addresses:

                  (i)  if to Buyer, to:

                       Blue Acquisition Corp.
                       200 West Hwy. 6, Suite 620
                       Waco, Texas 76712
                       Fax: (254) 772-5716
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                       with copies to:

                       J.P. Morgan Partners, LLC
                       1221 Avenue of the Americas
                       New York, New York 10020-1080
                       Attention: Official Notices Clerk
                       FBO Stephen P. Murray
                       Fax: (212) 899-3401

                       and to:
                       Thomas H. Lee Partners
                       75 State Street
                       Boston, Massachusetts 02109
                       Attention:  Todd Abbrecht
                       Fax: (617) 227-3514

                  (ii) if to USFilter or Distribution, to:

                       United States Filter Corporation
                       40-004 Cook Street
                       Palm Desert, California 92211
                       Attention: General Counsel
                       Fax: (760) 346-4024

         Any party may change the address to which notice to it, or copies thereof, shall be addressed by giving notice thereof to the other party in conformity with the foregoing.

         SECTION 12. CURRENCY. Buyer shall make payments to USFilter hereunder, including all Welfare Benefit Costs and Administrative Fees, in United States Dollars.

          SECTION 13. ASSIGNMENT; GOVERNING LAW. This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its conflict of law doctrines.

         SECTION 14. AMENDMENT AND WAIVER; CUMULATIVE EFFECT. To be effective, any amendment or waiver under this Agreement must be in writing and be signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to excercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

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         SECTION 15. ENTIRE AGREEMENT: NO THIRD PARTY BENEFICIARIES. This
Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except the provisions of Section 9 relating to indemnitees.

         SECTION 16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument.

          SECTION 17. ATTORNEYS FEES. If either party commences or is made a party to an action or proceeding to enforce or interpret this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party all attorneys' fees, costs and expenses incurred in connection with such action or proceeding or any appeal or enforcement of any judgment obtained in such action or proceeding.

         SECTION 18. TERMINATION. The obligations of USFilter hereunder shall expire at 11:59 p.m. (New York City Time) on December 31, 2002. Buyer may terminate this Agreement at any time prior to December 31, 2002 by providing USFilter with written notice at least thirty Business Days in advance of the effective date of such termination. USFilter may terminate this Agreement at any time in the event that Buyer fails to pay any amount due to USFilter hereunder in accordance with its terms, Notwithstanding anything to the contrary herein, the obligations set forth in Sections 6 (solely with respect to any amounts due but not yet paid as of the termination date), 7, 9 and 10 shall survive the expiration or earlier termination of this Agreement.

         SECTION 19. RECORDS. USFilter and Distribution shall make Payroll and USF Employee Benefit Plans records available to Buyer or the Designated Representative (as defined in Section 20 below) for the reasonable and legitimate business, financial and tax requirements of Buyer upon reasonable request and at the expense of Buyer.

         SECTION 20. DESIGNATED REPRESENTATIVE. Buyer may appoint one or more persons (each a "DESIGNATED REPRESENTATIVE") who shall be authorized to provide USFilter and Distribution with instructions or requests in accordance with this Agreement. Such appointments shall be made by providing USFilter and Distribution with written notice of such appointment(s) setting forth the name, title, location address, telephone, fax number and e-mail address of the appointed person.

                    [Signatures commence on following page.]

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         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date and year first above written.


                                         NATIONAL WATERWORKS, INC.

                                         By:     /s/ Harry K. Hornish
                                                 ------------------------

                                         Title:  President and CEO
                                                 ------------------------


                                         UNITED STATES FILTER
                                         CORPORATION

                                         By:     /s/ Robert S. Joyce
                                                 ------------------------
                                                     Robert S. Joyce
                                                     Executive Vice President

                                         U.S. FILTER DISTRIBUTION GROUP,
                                         INC.

                                         By:     /s/ Thomas A. Witt
                                                 ------------------------
                                                     Thomas A. Witt
                                                     Assistant Secretary

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